UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 5, 2010

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2010, Cal-Maine Foods, Inc. (the “Company”) was notified by the Food & Drug Administration that one of the Company’s  suppliers,  Ohio Fresh Eggs, LLC, Croton, Ohio, had a routine environmental study sample which tested positive for Salmonella Enteritidis (“SE”). Cal-Maine purchased approximately 24,000 dozen unprocessed eggs from Ohio Fresh which were processed and re-packaged by the Company’s Green Forest, Arkansas, facility between October 9 and 12, 2010, yet the Company was notified by the FDA on November 5, 2010.   The eggs involved, which were not produced from Cal-Maine flocks, were distributed to food wholesalers and retailers in Arkansas, California, Illinois, Iowa, Kansas, Missouri, Oklahoma and Texas.   There have been no confirmed SE illnesses related to the purchase of eggs.

The Company issued a press release on November 5, 2010 initiating a voluntary egg recall.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report.

On November 9, 2010, the Company issued an additional press release to update the voluntary egg recall with the addition of 120 dozen shell eggs.  A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by the Company on November 5, 2010
99.2	Press Release issued by the Company on November 9, 2010

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: November 10, 2010	By:	/s/ Charles F. Collins
Charles F. Collins Vice President/Controller Principal Accounting Officer